Exhibit 9.1
Execution Version

AMENDED AND RESTATED VOTING TRUST AGREEMENT
This    AMENDED    AND    RESTATED    VOTING    TRUST    AGREEMENT    (the
“Agreement”) is made as of January 30, 2026 (the “Effective Date”), by and among Lightning Power Holdings, LLC, a Delaware limited liability company (“Lightning PH Seller”); Thunder Generation, LLC, a Delaware limited liability company (“Linebacker PH Seller”); CCS Power Holdings, LLC, a Delaware limited liability company (“CCS PH Seller” and, together with Lightning PH Seller and Linebacker PH Seller, the “Stockholders” and individually, each, a “Stockholder”); and Wilmington Savings Fund Society, FSB, as trustee (in such capacity, the “Trustee”), for the purpose of creating and maintaining a voting trust named as the “Project Hurricane Consideration Voting Trust 2026” (the “Trust”) with respect to certain shares of common stock, par value $0.01 (the “Common Stock”), of NRG Energy, Inc., a Delaware corporation (the “Company”).
RECITALS
WHEREAS, on May 12, 2025, the Stockholders, the Company and certain subsidiaries of the Company entered into that certain Purchase and Sale Agreement (the “PSA”) pursuant to which the Company and such subsidiaries of the Company agreed to purchase certain wholly owned subsidiaries of the Stockholders and to pay to the Stockholders in consideration therefor cash and Common Stock;
WHEREAS, on January 20, 2026, the Trust was created and established pursuant to the Voting Trust Agreement (the “Original Agreement”);
WHEREAS, the parties wish to amend and restate the Original Agreement in its entirety to set forth certain rights and responsibilities of the parties hereto in connection with the closing of the transactions contemplated by the PSA;
WHEREAS, upon the closing of the transactions contemplated by the PSA (the “Closing”), each Stockholder became the direct and Beneficial Owner of a number of shares of Common Stock, including the number of shares of Common Stock set forth opposite its name on Attachment A hereto (as may be modified from time to time in accordance with this Agreement, the “Trust Register”);
WHEREAS, each Stockholder intends to be a passive, economic beneficiary of its Common Stock set forth on the Trust Register (such Common Stock, and other Common Stock as may become held by the Trustee in accordance with this Agreement, the “Subject Shares”), without voting rights except for limited rights with respect to a discrete set of fundamental Company business events brought to a vote of all stockholders relating to protecting such Stockholder’s investment in the Company;
WHEREAS, the Stockholders intend to accomplish the foregoing passive, economic arrangement through the creation of the Trust and the empowerment of the Trustee to act as a voting trustee with respect to the Subject Shares that the Stockholders will deposit or cause the Company to deposit with the Trustee on the Effective Date and with respect to any Other Subject Securities that are from time to time deposited with the Trustee, in each case on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Trustee agrees to act as a voting trustee under this Agreement for the purposes provided herein.
AGREEMENT
NOW THEREFORE, in order to implement the foregoing and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate entirely the Original Agreement as follows:
1.Creation of Trust; Trustee.
(a)Creation of Trust. The Stockholders, having created and established the Trust, pursuant to the terms and conditions of the Original Agreement and this Agreement, the purpose of which is to hold the deposited Subject Shares and any Other Subject Securities for the purposes described in this Agreement, and to engage in activities directly incidental thereto and such other activities as the Trustee deems necessary or advisable to carry out the foregoing. During the term of this Agreement, the Trustee shall cause the Trust not to: (i) acquire, hold or own material assets other than the Subject Shares or Other Subject Securities, (ii) merge into or consolidate with any Person, (iii) divide or otherwise change its legal structure, (iv) fail to observe its organizational formalities or preserve its existence or (v) fail to maintain its records in accordance with this Agreement.
(b)Trustee. The Stockholders hereby appoint the Trustee as the initial Trustee of the Trust. Upon the liquidation, dissolution, winding-up, suspension, incapacity or (in accordance with Section 1(c)) removal or resignation of the initial Trustee, the Stockholders that Beneficially Own more than fifty (50) percent of the total number of Subject Shares and Other Subject Securities then deposited hereunder with the Trustee shall appoint a successor Trustee. In the event that a successor Trustee shall not have been appointed within five (5) days of such liquidation, dissolution, winding-up, suspension, incapacity, removal or resignation, including pursuant to Section 1(c), or that the position of Trustee remains vacant for any reason for more than five (5) days, any Stockholder may petition a court of competent jurisdiction to appoint such a successor Trustee.
(c)Removal; Resignation. A Trustee may be removed by the Stockholders that Beneficially Own more than fifty (50) percent of the total number of Subject Shares and Other Subject Securities then deposited hereunder only for fraud, willful misconduct or gross negligence or for breach of Section 3(a) through Section 3(c) with respect to the voting of the Subject Shares. The Trustee may resign from its position as such upon thirty (30) days’ written notice to the Stockholders; provided that a successor Trustee appointed in accordance with Section 1(b) has agreed to serve as Trustee effective upon the resignation of the resigning Trustee. Any successor Trustee, however appointed, shall execute and deliver to the Stockholders an instrument accepting such appointment, on the terms of this Agreement, and thereupon such successor Trustee, without further act, shall become vested with all the rights, powers, and duties of the predecessor Trustee in the Trust hereunder with like effect as if originally named the Trustee herein. Notwithstanding the foregoing, upon the reasonable written request of such successor Trustee, such predecessor Trustee shall, at the sole cost and expense of the Stockholders, execute and deliver (without

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recourse, representation or warranty) an instrument transferring to such successor Trustee all the rights, powers, and duties of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held or subsequently received by such predecessor Trustee, in each case in its capacity as Trustee of the Trust; provided, however, that for the avoidance of doubt the predecessor Trustee shall retain its rights under Sections 1(d), (e) and (f) herein.
(d)Compensation; Expenses. The Stockholders shall pay all reasonable expenses of the Trustee, including counsel fees and expenses, and shall discharge all liabilities incurred by the Trustee in connection with the exercise of its powers and the performance of its duties under this Agreement in accordance with a separate written fee letter between the Trustee and the Stockholders.
(e)Trustee’s Indemnity.
(i)The Stockholders jointly and severally covenant and agree to indemnify and hold harmless the Trustee, without duplication, from and against any and all claims, damages, losses, liabilities, obligations, actions, suits, costs, disbursements and expenses (including reasonable fees and expenses of counsel) incurred by the Trustee arising out of, from, or in conjunction with the Trustee’s execution of or performance or inaction under this Agreement, except to the extent that any such claims, damages, losses, liabilities, obligations, actions, suits, costs, disbursements or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Trustee’s fraud, gross negligence or willful misconduct.
(f)Trustee’s Exculpation.
(i)The Trustee shall not be liable by reason of any matter arising out of or in relation to this Agreement, except for such loss or damage as the Stockholders may suffer by reason of the Trustee’s fraud, gross negligence or willful misconduct (as determined by a final non-appealable judgment issued by a court of competent jurisdiction), and without limiting the foregoing, the Trustee shall not be liable for any action taken, or omitted to be taken, by the Trustee in reliance upon, and in conformity with, the advice of counsel.
(ii)To the fullest extent permitted by law, the Stockholders hereby waive any and all fiduciary duties of the Trustee that, absent such waiver, may be implied by law or equity.
(iii)Notwithstanding any provision to the contrary elsewhere in this Agreement, the Trustee shall (A) not have any duties or responsibilities except those expressly set forth herein or any fiduciary relationship with any Stockholder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Trustee, (B) not have any duty to take any discretionary action or exercise any discretionary powers, and shall not be required to exercise any discretion or take any action, but shall be fully protected in so acting or refraining from acting as directed in writing by Stockholders,

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(C) not be liable for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action, and (D) be entitled to conclusively rely upon any instructions set

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forth in this Agreement or any notice, request, certificate, order, consent, statement, instrument, document or other writing (including any electronic message) reasonably believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.
(iv)Each Stockholder acknowledges that it has, independently and without reliance upon the Trustee, and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Agreement.
(v)Each Stockholder hereby agrees that (A) if Trustee notifies such Stockholder that the Trustee has determined in its sole discretion that any funds received by such Stockholder from the Trustee were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Stockholder (whether or not known to such Stockholder) and demands the return of such erroneous payment, such Stockholder shall promptly, but in no event later than three (3) Business Days thereafter, return to the Trustee the amount of any such erroneous payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), and (B) to the extent permitted by applicable law, such Stockholder shall not assert any right or claim to the erroneous payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Trustee for the return of any erroneous payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(vi)In no event shall the Trustee be responsible or liable for determining the Trust’s or any Stockholders compliance with any state or federal securities laws in respect of this Agreement or the Subject Shares.
(vii)No provision of this Agreement shall require the Trustee to take any action under or relating to this Agreement that the Trustee reasonably determines may subject it to liability, cost or expense unless the Trustee shall have been indemnified by the Stockholders in a manner and form satisfactory to the Trustee against any liability, cost or expense (including reasonable fees and expenses of counsel), taking into consideration the reimbursement requirements set forth in Section 1(d) and the indemnity set forth in Section 1(e), which may be incurred in connection therewith.
(viii)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
2.Deposits, Withdrawals, Transfers and Related Matters.
(a)Initial Deposit of Subject Shares. On the Effective Date, the number of shares of Common Stock of the Company listed opposite each Stockholder’s name on the Trust Register as of the execution of this Agreement shall be transferred to and deposited with the Trustee on behalf of such Stockholder, to be held by the Trustee on the terms and subject to the conditions in this Agreement. Such transferred and deposited shares of Common Stock shall constitute the Subject Shares with respect to each Stockholder as of the Effective Date. Each Stockholder shall take all necessary and advisable steps to effect the transfer and deposit described in this Section 2(a), including transferring any physical share certificates and other writings and notifying and

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providing any authorization required by any broker, depositary or other custodian, the transfer agent of the Company or any other Person with respect to securities held in book entry form.
(b)Additional Deposits of Common Stock. After the Effective Date, at any time or from time to time, any Stockholder may in its discretion transfer to and deposit with the Trustee certain additional Common Stock of the Company that it Beneficially Owns to be held by the Trustee on the terms and subject to the conditions in this Agreement by providing written notice to the Trustee in accordance with Section 7 no later than five (5) Business Days before the proposed effective date of such deposit (each, an “Additional Deposit Date”), which notice sets forth the number of shares of Common Stock that the Stockholder proposes to transfer to and deposit with the Trustee and the Additional Deposit Date. Any Common Stock of the Company transferred to and deposited with the Trustee in accordance with this Section 2(b) shall, upon transfer, be deemed to be Subject Shares for the purposes of this Agreement. Each depositing Stockholder shall take all necessary and advisable steps to effect any transfer described in this Section 2(b) on the applicable Additional Deposit Date, including transferring any physical share certificates and other writings and notifying and providing any authorization required by any broker, depositary or other custodian, the transfer agent of the Company or any other Person with respect to securities held in book entry form.
(c)Withdrawal of Subject Shares from the Trust. After the Effective Date, at any time or from time to time, any Stockholder may request to withdraw any or all of its Beneficially Owned Subject Shares or Other Subject Securities from the Trustee by providing written notice to the Trustee (each, a “Withdrawal Notice”) setting forth (i) the amount and type of securities Beneficially Owned by such requesting Stockholder to be withdrawn from the Trustee; (ii) the proposed effective date of such withdrawal (each, a “Withdrawal Date”), which date shall be no earlier than three (3) Business Days after the date that the Withdrawal Notice is delivered to the Trustee in accordance with Section 7; and (iii) a representation by the requesting Stockholder that the aggregate percentage ownership of such requesting Stockholder and its Affiliates of the outstanding voting securities of the Company that are entitled to vote (and which such Stockholder and its Affiliates actually have the authority to vote) in the election of the Company’s directors, made to the knowledge of the requesting Stockholder as of the date of the Withdrawal Notice based on the most recent available public disclosure with the U.S. Securities and Exchange Commission of the Company’s issued and outstanding voting securities or information with respect to the aggregate number of outstanding voting securities of the Company that has been provided to such Stockholder by the Company, shall be less than 10% of the outstanding voting securities of the Company after giving effect to the proposed withdrawal and any sale of such Subject Shares or other Beneficially Owned Common Stock or other voting securities of the Company held by such Stockholder outside the Trust that will occur substantially concurrently with such withdrawal (and the withdrawing Stockholder agrees not to exercise any voting right to the extent such aggregate ownership is in excess of 10% of the outstanding voting securities of the Company while such substantially concurrent sale is pending). To the extent known, the Stockholder shall use commercially reasonable efforts to provide to the Trustee notice of any potential withdrawal in advance of submitting a Withdrawal Notice. Following the receipt of a duly delivered and completed Withdrawal Notice, the Trustee shall deliver, or cause to be delivered, to the Stockholder the Subject Shares (or Other Subject Securities) specified in the applicable Withdrawal Notice no later than the Withdrawal Date and

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shall use commercially reasonable efforts to deliver, or cause to be delivered, to the Stockholder such Subject Shares (or Other Subject

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Securities) as promptly as practicable in advance of the applicable Withdrawal Date; provided, however, that in no event shall the Trustee be liable for any delay in the delivery of the Subject Shares to any Stockholder to the extent such delay is caused by the Company or its designees. Any securities withdrawn from the Trustee in accordance with this Section 2(c) shall, upon withdrawal, no longer be deemed to be Subject Shares or Other Subject Securities, as applicable, for the purposes of this Agreement. The Trustee shall take all steps reasonably requested by the Stockholder in writing to effect any withdrawal described in this Section 2(c) no later than the applicable Withdrawal Date, including transferring any physical share certificates and other writings and notifying and providing any authorization required by any broker, depositary or other custodian, the transfer agent of the Company or any other Person with respect to securities held in book entry form.
(d)Transfer of Shares to Affiliates; Pledging.
(i)After the Effective Date, at any time or from time to time and subject to Applicable Law, any Stockholder may transfer to any Affiliate any or all of its Beneficially Owned Subject Shares or Other Subject Securities held by the Trustee; provided that, to the extent such transferee is not already a party to this Agreement, such transfer shall not become effective until such transferee becomes a party hereto by executing and delivering to the Trustee a joinder agreement in the form provided by the Trustee together with its administrative details and applicable tax form; provided, further, that such Subject Shares and Other Subject Securities (as applicable) shall remain deposited with the Trust and be subject to this Agreement until withdrawn in accordance with Section 2(c). Any such transferee that executes such a joinder and provides such administrative details and applicable tax form shall be deemed thereafter to be a “Stockholder” hereunder.
(ii)Each Stockholder shall be permitted to pledge or otherwise encumber any or all of its Subject Shares or Other Subject Securities held by the Trustee, provided that such pledge or other encumbrance does not impose on the Trustee any (A) obligation to act at the direction of the pledgee or holder of the encumbrance (each, an “Encumbrance”), (B) obligation to provide notices or other information to the pledgee or holder of the Encumbrance or (C) liability to any such pledgee or holder of the Encumbrance. No Stockholder shall take, or request that the Trustee take, any action under this Agreement contrary to any Encumbrance with respect to its pledged or encumbered Subject Shares or Other Subject Securities, it being understood and agreed that in no event shall the Trustee have any duty or obligation to monitor any Stockholder’s compliance with such requirement. The Trustee agrees to comply with any written instructions from any Stockholder in connection with any Encumbrance on its Subject Shares or Other Subject Securities, including any written instruction to transfer such Subject Shares or Other Subject Securities to a third-party.
(e)Title. After the Effective Date, the Trustee (solely in its capacity as such) shall have
(i) the legal title to the Subject Shares and Other Subject Securities deposited hereunder and (ii) no authority to sell, pledge, hypothecate or otherwise dispose of the Subject Shares and Other Subject Securities deposited hereunder, or any interest therein, in each case, other than as specifically provided herein. The Trustee shall treat each Stockholder as the Beneficial Owner of

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the Subject Shares and the Other Subject Securities deposited in such Stockholder’s name with the Trustee, subject to the Trustee’s rights and interests hereunder, and shall not be obligated to

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recognize any Person as the Beneficial Owner of such Subject Shares and the Other Subject Securities.
3.Trustee’s Powers and Duties.
(a)Voting Procedures. With respect to each vote of the stockholder of the Company duly notified to the Trustee, the Trustee shall (as promptly as practicable after receiving notice of the such stockholder vote from the Company and any recommendation set forth in Sections 3(b)(i) through (v)) notify each Stockholder of its voting intent with respect to such vote, in each case in accordance with the voting recommendations in Sections 3(b)(i) through (v).
(b)Trustee Voting. Subject to Section 3(c), the Trustee shall vote or cause to be voted (in person or by proxy, in writing or at a meeting of the Company’s stockholders), the Subject Shares and Other Subject Securities held by the Trustee in connection with any matter on which such securities are entitled to vote, provided the Trustee has timely received actual notice of such opportunity to vote, in accordance with the written recommendation of, in order of priority, (i) the board of directors of the Company or a duly organized committee thereof; (ii) in the absence of a recommendation by the board of directors of the Company or a duly organized committee thereof, Institutional Shareholder Services; (iii) in the absence of a recommendation by the board of directors of the Company or a duly organized committee thereof or ISS, Glass, Lewis & Co.; and
(iv) in the absence of a recommendation by the board of directors of the Company or a duly organized committee thereof, ISS, or Glass, Lewis & Co., Egan-Jones Proxy Services. Once the Trustee has timely received actual notice of such opportunity to vote the Subject Shares or Other Subject Securities, the Trustee shall use commercially reasonable efforts to identify the foregoing recommendations by reviewing the Company’s contemporaneous press releases about the upcoming shareholder vote and the Company’s filings with respect to same with the Securities and Exchange Commission, which releases and filings shall be deemed to be written recommendations for the purposes of the first sentence of this Section 3(b). In furtherance of the foregoing and subject thereto, and on the terms and subject to the conditions in this Agreement (including subject to Section 3(c)), the Trustee shall have the full, exclusive and unqualified right and power to vote, to execute consents, to enter into voting agreements and to grant proxies with respect to all of the Subject Shares and Other Subject Securities with respect to any lawful corporate action in order to comply with the foregoing sentence, and no Stockholder shall in its capacity as Beneficial Owner have any rights or powers to vote its Subject Shares or Other Subject Securities (or to execute consents, to enter into voting agreements and to grant proxies) with respect thereto. For the avoidance of doubt, subject to Section 3(c) and the foregoing, the Trustee shall cause to be present for the purposes of determining a quorum in any meeting of stockholders of the Company and shall vote, or cause to be voted, all the Subject Shares and Other Subject Securities in every vote in which such securities are entitled to vote, including the election of directors of the Company.
(c)Trustee Voting in connection with Extraordinary Transactions.
(i)Notwithstanding anything to the contrary in this Agreement, each Stockholder may in its discretion, by written notice to the Trustee, solely in connection with any lawful corporate actions involving any of the following matters, consent to or veto the intended

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vote of the Trustee that the Trustee has notified to such Stockholder in writing in accordance with Section 3(a):

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(1)the issuance of equity securities, debt securities convertible into equity securities or interests or other hybrid instruments by the Company that would dilute the economic interest of such Stockholder in the Company;
(2)the liquidation or dissolution of the Company, or the waiver of any rights triggered by such liquidation or dissolution;
(3)a filing by the Company of a voluntary petition under the United States Bankruptcy Code or other Applicable Law relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers;
(4)any change to the Company’s corporate form or tax treatment;
(5)any waiver, limitation, forbearance under, change to the Stockholder’s rights under the certificate of incorporation or bylaws of the Company; or
(6)any merger, consolidation, business combination, share exchange, restructuring, recapitalization or acquisition involving the Company or any similar transaction involving all or a material portion of the assets of the Company and its subsidiaries, taken as a whole, that is subject to a vote of stockholders under the Delaware General Corporation Law (collectively, the “Investment Protection Matters”).
(ii)Upon receipt of any Stockholder written notice delivered pursuant to Section 3(c)(i), and solely to the extent such notice is timely received by the Trustee, the Trustee shall act in accordance with such Stockholder’s consent or veto to exercise the voting rights (including the right to vote, to execute consents, to enter into voting agreements and to grant proxies) with respect to some or all of such Stockholder’s Subject Shares and any Other Subject Securities, as may be specified by such Stockholder in such written notice. Notwithstanding Section 3(c)(i), the Trustee shall not be obligated to act in accordance with any Stockholder’s written consent or veto with respect to any Investment Protection Matter unless such consent or veto is received by the Trustee in accordance with Section 7 at least five (5) Business Days before any applicable vote.
(d)Dividends and Distributions. In the event that the Trustee receives any Ordinary Distribution with respect to any Subject Shares or Other Subject Securities deposited hereunder, the Trustee shall promptly pay or distribute in kind, as applicable, such Ordinary Distribution to the applicable Stockholder; provided that the Trustee may request the Company or any other distributing Person to pay or distribute in kind, as applicable, such Ordinary Distribution directly to the applicable Stockholder. If the Trustee receives any Voting Share Distribution with respect to any Subject Shares or Other Subject Securities deposited hereunder, the Trustee shall hold such Voting Share Distribution as a deposit on behalf of the applicable Stockholder (which securities, if any, are referred to herein as “Other Subject Securities”).
(e)Updates to Trust Register. The Trustee shall maintain and revise the Trust Register to reflect the amount and type of Subject Shares and Other Subject Securities Beneficially Owned by each Stockholder that are held by the Trustee. Concurrently with any of the transactions described in Section 2(b), Section 2(c), Section 2(d) and, if with respect to a

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Voting Share Distribution, Section 3(d), or as promptly as practicable thereafter, the Trustee shall issue to the

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applicable Stockholder a copy of the revised Trust Register evidencing the aggregate amount and type of securities held by the Trustee on behalf of such Stockholder.
(f)Reserved Matters. Other than the voting rights to the extent specifically set forth in Section 3(b) (and subject to Section 3(c)), notwithstanding anything to the contrary in this Agreement, nothing in this Section 3 shall be interpreted to afford the Trustee any right to exercise or cause to be exercised any rights and preferences (whether set forth in the Governing Documents, under Applicable Law or otherwise) arising from or related to the Beneficial Ownership of the Subject Shares and the Other Subject Securities, such as, by way of example, the right to tender any securities issued by the Company into or withdraw them from any tender offer, to elect any consideration payable with respect to the Subject Shares or Other Subject Securities, to exercise any appraisal right and any other stockholder right not specifically set forth in Section 3(b).
4.Certain Representations and Covenants.
(a)Representations of the Trustee. The Trustee represents and warrants to the Stockholders as of the Effective Date that: (i) the Trustee has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and no other proceedings or actions on the part of the Trustee are necessary therefor; (ii) the Trustee’s execution, delivery and performance of its obligations under this Agreement does not violate any Governing Documents of the Trustee; (iii) this Agreement has been duly and validly executed and delivered by the Trustee and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles; and (iv) except for de minimis amounts, and in no event totaling 10% or more, the Trustee does not own any of the outstanding voting securities of the Company or of any Stockholder, nor does the Trustee hold a seat on the Board of Directors of the Company or of any Stockholder.
(b)Representations of the Stockholders. Each Stockholder represents and warrants to the Trustee as of the Effective Date with respect to such Stockholder that: (i) such Stockholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and no other proceedings or actions on the part of such Stockholder are necessary therefor; (ii) such Stockholder’s execution, delivery and performance of its obligations under this Agreement does not violate any Governing Documents of such Stockholder or any Applicable Law; and (iii) this Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the Trustee and the other Stockholders, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.
(c)Covenants.

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(i)The Trustee shall notify the Stockholders in writing within five (5) Business Days of receipt from the Company or any other Person of any written notification of any general

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or special meeting or other vote of the stockholders of the Company involving any vote on any of the Investment Protection Matters or any other writings or communications of any kind that the Trustee receives on behalf of, or that are directed to, the Beneficial Owners of the Subject Shares or Other Subject Securities. Upon the issuance of any notice, order, or decision by the Federal Energy Regulatory Commission finding that the Trustee shall be treated as an affiliate of the Company or of any Stockholder, then the Trustee, at the sole cost and expense of the Stockholders, shall reasonably cooperate with the Stockholders to take all steps reasonably requested by the Stockholders and necessary to ensure that the Trustee is no longer treated as an affiliate of the Company or of any Stockholder.
(ii)Each Stockholder shall limit the securities of the Company that it holds outside the Trust that are entitled to vote (and which such Stockholder actually has the authority to vote) in the election of the Company’s directors such that the aggregate percentage ownership of such Stockholder’s and its Affiliates of the outstanding voting securities of the Company is less than 10% of the outstanding voting securities of the Company based on the most recent available public disclosure with the U.S. Securities and Exchange Commission of the Company’s issued and outstanding securities or information with respect to the aggregate number of outstanding voting securities of the Company that has been provided to such Stockholder by the Company. Each Stockholder agrees to promptly notify the Trustee upon learning that its and its Affiliates’ aggregate percentage ownership of voting securities described in the first sentence of this Section 4(c)(ii) at any time exceeds 10% of the outstanding voting securities of the Company and to promptly deposit such voting securities as is necessary with the Trustee in accordance with Section 2(b) such that such Stockholder’s and its Affiliates’ aggregate percentage ownership of outstanding voting securities of the Company will be less than 10% of the outstanding voting securities of the Company.
5.Term; Termination. The Trust created by this Agreement shall be irrevocable and survive indefinitely until termination as provided in this Section 5. Except for Sections 1(e) and (f), Section 7 and Section 15 through Section 19, each of which shall survive the termination of this Agreement, no provision of this Agreement shall survive or have any force and effect upon termination of this Agreement pursuant to its terms. Subject to the foregoing sentence, this Agreement shall terminate automatically and have no further force and effect in its entirety on the day immediately following the date on which the Trust no longer holds any Subject Shares or Other Subject Securities on behalf of any Stockholder; provided that this Agreement shall terminate solely as to any Stockholder on the day immediately following the date on which either
(a) the Trustee has received written notice that such Stockholder no longer Beneficially Owns any Subject Shares or Other Subject Securities that are held by the Trust or (b) the Trustee no longer holds any Subject Shares or Other Subject Securities that are Beneficially Owned by such Stockholder on its behalf.
6.Tax Matters. This Trust shall not constitute a partnership, joint venture, or an association for federal income tax purposes. The parties hereto instead intend that the Trust be treated for federal income tax purposes as an investment trust described in Treasury Regulations Section 301.7701-4(c), whereby each Stockholder is treated as a grantor under the grantor trust rules described in Internal Revenue Code Section 671, et seq. Each Stockholder shall report its

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interest in the Trust in a manner consistent with the foregoing and shall not take any action that would be inconsistent with the foregoing. The Stockholders and the Trustee agree that the Trust

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shall not undertake any business activities other than the matters set forth in this Agreement and other activities incidental thereto.
7.Notices.
(a)General. A notice given under this Agreement shall be sent to the attention of the Person, and to the physical address or email address, set forth in this Section 7(a) (or such other physical address or email address or Person as the party may notify to the other in accordance with the provisions of this Section 7) and shall be delivered personally, sent by email or sent by reputable overnight courier. The addresses for service of notice are:
If to the Stockholders:
c/o LS Power Equity Advisors, LLC 250 West 55th Street, 31st Floor New York, NY 10019
Attention: General Counsel
Email:
With a copy to:
Milbank LLP
55 Hudson Yards
New York, NY 10001-2163
Attention: William Bice; Scott Golenbock
Email:
If to the Trustee:
Wilmington Savings Fund Society, FSB
300 Bellevue Parkway, Suite 300
Wilmington, DE 19809
Attention: Anita Woolery; Patrick J. Healy
Email:
With a copy to:
Seward & Kissel LLP One Battery Park Plaza New York, NY 10004
Attention: John R. Asmead Email:
(b)Delivery. A notice delivered pursuant to this Agreement shall be effective upon receipt and shall be deemed to have been received if delivered personally or by courier, at the time of delivery; or if sent by email, at the time of transmission, provided that, in either case, where

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delivery is not within working hours in the place of receipt, then the notice shall be deemed to have been received when business next starts in the place of receipt.
8.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or to provide any Person other than the parties hereto any rights or remedies hereunder or by reason hereof.
9.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings, both oral and written, between the parties hereto pertaining to the subject matter hereof.
10.Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Stockholders and the Trustee, or in the case of a waiver, by the party hereto against which the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall impair such right or remedy or operate or be construed as a waiver or variation thereof or preclude its exercise at any subsequent time nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. The failure of any party hereto at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth in this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.
11.Severability. Each term, provision, covenant and restriction of this Agreement is severable. If any such term, provision, covenant or restriction is held by a court of competent jurisdiction to be invalid, void or unenforceable, (a) it shall have no effect in that respect and the parties hereto shall use commercially reasonable efforts to replace it in that respect with a valid and enforceable substitute term, provision, covenant or restriction (as applicable), the effect of which is as close to its intended effect as possible; and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.
12.Third-Party Rights.    Except as otherwise specifically provided herein, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or

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liabilities hereunder upon any Person, other than the parties hereto and their respective successors and assigns.
13.Further Assurances. Each Stockholder agrees to provide any further information or take any further action reasonably requested by the Trustee in order to effect the transactions contemplated hereby in a manner that complies with laws.
14.Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.
15.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
16.Jurisdiction; Venue. Each party hereto irrevocably submits to the personal jurisdiction of, and agrees to bring any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby in the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, the Superior Court for New Castle County Delaware (and not to bring any such action in any other court), and further agrees to waive any objection to the laying of venue of any such action in such court and agrees not to plead or claim in any such court that such action brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party by the notice measures set forth in Section 7 shall be deemed effective service of process on such party.
17.Specific Performance. The parties hereto agree that the failure of any party hereto to perform any obligation provided for by this Agreement could result in irreparable damage to the other parties hereto, and that monetary damages alone would not be adequate to compensate the non-defaulting party for its injury. Any party hereto shall therefore be entitled, in addition to any other remedy that may be available, including monetary damages, to obtain specific performance of the terms of this Agreement. If any action is brought by any party hereto to enforce this Agreement, any party hereto against which the action is brought shall waive the defense that there is an adequate remedy at Applicable Law.
18.Certain Rules of Construction. To the fullest extent permitted by law, the parties hereto intend that any ambiguities shall be resolved without reference to which party may have drafted this Agreement. All Section or subsection titles or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. All Attachments

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hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in

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full herein. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) words in the singular include the plural, and words in the plural include the singular; (d) provisions apply to successive events and transactions; (e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision; (f) “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import; (g) all references to “Sections” or “subsections” refer to Sections or subsections of this Agreement; (h) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (i) any reference to the discretion of any Person shall be deemed to refer to such Person’s sole and absolute discretion; (j) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (k) references to any statute, law or regulation shall be deemed to refer to such statute, law or regulation as amended from time to time and to any rules or regulations promulgated thereunder; (l) references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof; (m) references to any Person include the successors and permitted assigns of that Person, unless context otherwise requires; and (n) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
19.Definitions.    Capitalized words and phrases used and not otherwise defined elsewhere in this Agreement shall have the following meanings:
“Additional Deposit Date” has the meaning set forth in Section 2(b).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, which, for the avoidance of doubt, shall include any Person that would be deemed an “Affiliate” under 18 C.F.R.
§ 35.36(a)(9). For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have correlative meanings.
“Applicable Law” means, with respect to any Person, all applicable transnational, domestic or foreign, federal, state or local laws, rules, regulations, ordinances, directives, statutes, treaties, conventions and other agreements between states, or between states and other supranational bodies, rules of common law, and all other laws of, or having an effect in, any jurisdiction from time to time, and any binding injunction, order, decree, judgment or ruling of any Governmental Authority having jurisdiction with respect to such Person, in each case, to the extent that it has the force of law.

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“Beneficial Owner” has the meaning set forth in Rule 13d-3(a) and (b) of the rules and regulations of the Securities Exchange Act of 1934. The term “Beneficially Own”, “Beneficially Owned” and “Beneficial Ownership” shall have a correlative meaning.

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“Business Day” means a day, other than a Saturday or Sunday or public holiday in New York, New York, on which banks are open in New York, New York for general commercial business.
“CCS PH Seller” has the meaning set forth in the preamble. “Closing” has the meaning set forth in the recitals. “Company” has the meaning set forth in the preamble.
“Governing Documents” means, as applicable, (a) the articles of association, certificate of formation or incorporation and the bylaws of a corporation, company or other corporate entity,
(b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership, (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company, and (e) any charter or similar formation document adopted or filed in connection with the creation, formation or organization of any other Person.
“Governmental Authority” means any transnational, national or foreign federal, state, municipal or local government (including any subdivision, court, tribunal, administrative agency, regulatory body or commission, institution or other authority thereof), or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority.
“Investment Protection Matters” has the meaning set forth in Section 3(c)(i)(6). “Lightning PH Seller” has the meaning set forth in the preamble.
“Linebacker PH Seller” has the meaning set forth in the preamble.
“Ordinary Distribution” means, with respect to any security, other than a Voting Share Distribution, any dividend or other distribution or any right to receive any dividend or distribution, as a result of any action of the Company, operation of Applicable Law, conversion or exchange of such security or otherwise.
“Original Agreement” has the meaning set forth in the recitals. “Other Subject Securities” has the meaning set forth in Section 3(d).
“Person” means an individual, firm, corporate body (wherever incorporated), partnership, limited liability company, association, joint venture, trust, works council or employee representative body (whether or not having separate legal personality) or other entity or organization, including a government, state or agency of a state or a Governmental Authority.
“PSA” has the meaning set forth in the recitals. “Stockholder” has the meaning set forth in the preamble.

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“Trust” has the meaning set forth in the preamble. “Trust Register” has the meaning set forth in the recitals. “Trustee” has the meaning set forth in the preamble.
“Voting Share Distribution” means, with respect to any security, any dividend or other distribution or any right to receive any dividend or distribution, as a result of any action of the Company, operation of Applicable Law, conversion or exchange of such security or otherwise, of any Common Stock or other voting securities of the Company or any securities of the Company that are exchangeable or convertible into voting securities of the Company or right to receive any of the foregoing.
“Withdrawal Date” has the meaning set forth in Section 2(c). “Withdrawal Notice” has the meaning set forth in Section 2(c).
[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated
Voting Trust Agreement as of the date first above written.

Lightning Power Holdings, LLC
By:	/s/ Darpan Kapadia
Name:	Darpan Kapadia
Title:	Executive Vice President
Thunder Generation, LLC
By:	/s/ Darpan Kapadia
Name:	Darpan Kapadia
Title:	Executive Vice President
CCS Power Holdings, LLC
By:	/s/ Alex Staehely
Name:	Alex Staehely
Title:	Managing Director
Wilmington Savings Fund Society, FSB, as Trustee
By:
Name:
Title:

[Signature Page to Amended and Restated Voting Trust Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated
Voting Trust Agreement as of the date first above written.

Lightning Power Holdings, LLC
By:
Name:
Title:
Linebacker Power Holdings, LLC
By:
Name:
Title:
CCS Power Holdings, LLC
By:
Name:
Title:
Wilmington Savings Fund Society, FSB, as Trustee
By:	/s/ Anita Woolery
Name:	Anita Woolery
Title:	Vice President

[Signature Page to Amended and Restated Voting Trust Agreement]